Exhibit 99.1

American Software Reports Preliminary Fourth Quarter and Fiscal Year 2020 Results

Subscription Fees Increased 64%, Cloud Services Annual Contract Value Increased 53% and Operating Earnings Increased 57% for the Quarter

ATLANTA--(BUSINESS WIRE)--June 18, 2020--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter and for fiscal year 2020.

Key Fourth quarter financial highlights:

  Subscription fees were $6.3 million for the quarter ended April 30, 2020, a 64% increase compared to $3.8 million for the same period last year, while Software license fee revenues were $1.1 million, a 37% decrease compared to $1.7 million for the same period last year, reflecting our continued transition to the Software as a Service (SaaS) engagement model.
  Cloud Services Annual Contract Value (ACV) increased approximately 53% to $26.4 million as of the quarter ended April 30, 2020 compared to $17.3 million as of the same period of the prior year.
  Total revenues for the quarter ended April 30, 2020 increased 11% to $29.3 million, compared to $26.3 million for the same period of the prior year.
  Recurring revenue streams for Maintenance and Cloud Services were 57% of total revenues in the quarter ended April 30, 2020 compared to 56% in the same period of the prior year.
  Maintenance revenues for the quarter ended April 30, 2020 decreased 4% to $10.4 million compared to $10.8 million for the same period last year.
  Professional services and other revenues for the quarter ended April 30, 2020 increased 16% to $11.5 million compared to $9.9 million for the same period last year.
  Operating earnings for the quarter ended April 30, 2020 increased 57% to $1.6 million compared to $1.0 million for the same period last year.
  GAAP net earnings for the quarter ended April 30, 2020 decreased 71% to $0.5 million or $0.02 per fully diluted share compared to $1.9 million or $0.06 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended April 30, 2020, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $1.3 million or $0.04 per fully diluted share compared to $2.7 million or $0.09 per fully diluted share for the same period last year.
  EBITDA increased by 10% to $3.4 million for the quarter ended April 30, 2020 compared to $3.1 million for the same period last year.
  Adjusted EBITDA increased by 11% to $3.9 million for the quarter ended April 30, 2020 compared to $3.5 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (expense)/income & other, net, income tax (benefit)/expense and non-cash stock-based compensation expense.

Key fiscal year 2020 financial highlights:

  Subscription fees were $22.0 million for the twelve months ended April 30, 2020, a 57% increase compared to $14.0 million for the same period last year.
  Software license revenues were $7.6 million, a 6% increase compared to $7.1 million for the same period last year.
  Total revenues for the twelve months ended April 30, 2020 increased 6% to $115.5 million compared to $108.7 million for the same period last year.
  Recurring revenue streams of Maintenance and Cloud Services were 56% of total revenues for the twelve-month period ended April 30, 2020 compared to 55% in the same period of the prior year.
  Maintenance revenues for the twelve months ended April 30, 2020 were $43.1 million, a 5% decrease compared to $45.4 million for the same period last year.
  Professional services and other revenues for the twelve months ended April 30, 2020 increased 1% to $42.8 million compared to $42.2 million for the same period last year.
  Operating earnings for the twelve months ended April 30, 2020 increased 15% to approximately $6.0 million compared to $5.3 million for the same period last year.
  GAAP net earnings were approximately $6.7 million or $0.21 per fully diluted share for the twelve months ended April 30, 2020, a 1% decrease compared to $6.8 million or $0.22 per fully diluted share for the same period last year.
  Adjusted net earnings for the twelve months ended April 30, 2020, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, decreased 6% to $9.9 million or $0.31 per fully diluted share, compared to $10.5 million or $0.33 per fully diluted share for the same period last year.
  EBITDA increased by 9% to $14.1 million for the twelve months ended April 30, 2020 compared to $13.0 million for the same period last year.
  Adjusted EBITDA increased 10% to $16.2 million for the twelve months ended April 30, 2020 compared to $14.8 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (expense)/income & other, net, income tax (benefit)/expense and non-cash stock-based compensation.

The overall financial condition of the Company remains strong, with cash and investments of approximately $94.7 million, an increase of over $6.2 million when compared to April 30, 2019, and no debt as of April 30, 2020. During the fourth quarter of fiscal 2020, the Company paid shareholder dividends of approximately $3.5 million.

“We are pleased with our fourth quarter and overall fiscal 2020 performance. In the midst of the economic slowdown resulting from the pandemic and a rapid shift to a virtual work environment, we continued to perform with a strong contract close rate driving 64% growth in Subscription Fees and 16% growth in our professional services revenue. These key performance indicators continue to underscore our successful transition to a cloud-first company,” said Allan Dow, CEO and president of American Software. “Recurring revenue represented 57% and 56% of fourth quarter and fiscal year total revenues, which is a reflection of the longer-term commitment of our customers to our platform and services. With our cloud-first strategy firmly in place, we expect the percentage of recurring revenue to continue to trend higher in the future.”

“Our cloud-based digital platform provides customers with decision support capabilities to achieve an agile, resilient and higher velocity supply chain,” stated Dow. “We believe customers that take advantage of our advancements in artificial intelligence (AI), machine learning (ML) and advanced analytics to improve their supply chain performance will be better positioned to sense and respond to unforeseen challenges and opportunities that may impact their profitable growth.”

Additional highlights for the fourth quarter and fiscal 2020 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the fourth quarter include: Bio-Medical Devices International, Inc., Cooper Lighting LLC, Croda Europe Limited, Delta Apparel, Inc., HollyFrontier Corporation, Hunter Boot Ltd., Ismed Inc., Lacoste Operations, Taylor Farms, Thermo Fisher Scientific, Inc. and Tillamook County Creamery Association
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following 5 countries: Canada, France, Mexico, United Kingdom, and United States.
  Logility, Inc., a wholly owned subsidiary of the Company, announced a live webcast featuring its customer Husqvarna Group. The event, Husqvarna Group: Digital Supply Chain Transformation, described how a supply chain transformation powered by Logility Digital Supply Chain Planning Platform accelerates decision making through the ability to harnesses new insights, automate routine processes and augment human talent.

Company and Technology

  To help customers during the COVID-19 pandemic, Logility announced all online education courses through Logility University were available free of charge. The Logility University curriculum provides customers the opportunity to accelerate their digital supply chain planning teams’ expertise through two levels of education and certification.
  Logility announced during the quarter the Company was positioned as a Leader in the IDC MarketScape: Worldwide Supply Chain Inventory Optimization 2019 Vendor Assessment. The IDC MarketScape is a quantitative and qualitative assessment of the characteristics that explain a vendor’s success in the supply chain inventory optimization (IO) space and helps assess current and anticipated performance in the marketplace.
  Also, in the quarter, Logility announced IDC positioned the Company as a Leader in the IDC MarketScape: Worldwide Supply Chain Sales and Operations Planning 2019 Vendor Assessment. According to the report, “Logility is known for having a proven implementation methodology, deep domain expertise, outstanding solution usability, and a continuous innovation process that enables customers to solve new challenges as it grows.”
  Allan Dow, CEO and president, Mark Balte, executive vice president of research and development and Henry Canitz, director of product marketing were each named as 2020 Provider Pros to Know by industry publication Supply & Demand Chain Executive. In addition, Bill Harrison, president, Demand Management, Inc., a subsidiary of Logility, Inc., along with New Generation Computing’s Mark Burstein, president and chief strategy officer, Fred Isenberg, president of consulting services and Roger Mayerson, vice president of vendor and product compliance solutions, were named 2020 Provider Pros to Know. Each is recognized for their commitment to helping shape the digital future of supply chain. The Pros to Know Awards recognize supply chain executives that are leading initiatives to help prepare supply chains for the significant challenges of today’s business climate.
  During the quarter, Logility announced Allan Dow was named a 2020 Food Logistics Champion: Rock Stars of the Supply Chain. This award recognizes influential individuals in the industry whose achievements, hard work and vision have shaped new levels of efficiency, productivity and innovation throughout the global food supply chain.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), delivers innovative AI-powered supply chain management and advanced retail planning platforms. Logility, Inc., a wholly-owned subsidiary of American Software, is accelerating digital supply chain optimization and advanced retail planning from product concept to customer availability and companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products, Red Wing Shoe Company and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers affordable, easy-to-use Software-as-a-Service (SaaS) supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. New Generation Computing, Inc., a wholly-owned subsidiary of American Software, powers the digital supply chain to enable brand owners and retailers to maximize revenue and profit by accelerating lead times, streamlining product development, and optimizing sourcing and distribution. NGC customers include Brooks Brothers, Carter’s, Destination XL, Fanatics, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, and vendor quality and compliance. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes operating measures (ACV) and other non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business, as it reflects the Company’s current estimate of revenue to be generated under existing customer contracts in the forward 12-month period. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (expense)/income & other, net, and income tax (benefit)/expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 264-5298.

American Software® is a registered trademark of American Software, Inc.; Logility® is a registered trademark of Logility, Inc.; and New Generation Computing®, is a registered trademark of New Generation Computing, Inc. Other products mentioned in this document are registered marks, trademarks or service marks of their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2020	2019	Pct Chg.	2020	2019	Pct Chg.
Revenues:
Subscription fees	$6,281	$3,830	64%	$22,033	$14,026	57%
License fees	1,063	1,694	(37%)	7,582	7,126	6%
Professional services & other	11,503	9,914	16%	42,774	42,154	1%
Maintenance	10,426	10,833	(4%)	43,077	45,400	(5%)
Total Revenues	29,273	26,271	11%	115,466	108,706	6%

Cost of Revenues:
Subscription services	2,780	2,013	38%	9,491	5,759	65%
License fees	829	1,125	(26%)	4,798	6,430	(25%)
Professional services & other	7,983	6,937	15%	30,695	31,421	(2%)
Maintenance	1,773	1,914	(7%)	7,324	8,356	(12%)
Total Cost of Revenues	13,365	11,989	11%	52,308	51,966	1%
Gross Margin	15,908	14,282	11%	63,158	56,740	11%
Operating expenses:
Research and development	4,431	5,060	(12%)	18,518	19,039	(3%)
Less: capitalized development	(473)	(1,800)	(74%)	(3,170)	(5,961)	(47%)
Sales and marketing	5,712	5,809	(2%)	21,958	20,992	5%
General and administrative	4,532	4,103	10%	19,422	17,006	14%
Provision for doubtful accounts	64	-	-	97	-	-
Amortization of acquisition-related intangibles	53	97	(45%)	285	388	(27%)

Total Operating Expenses	14,319	13,269	8%	57,110	51,464	11%
Operating Earnings	1,589	1,013	57%	6,048	5,276	15%
Interest (Expense)/Income & Other, Net	(1,465)	1,275	nm	750	2,365	(68%)
Earnings Before Income Taxes	124	2,288	(95%)	6,798	7,641	(11%)
Income Tax (Benefit)/Expense	(421)	414	nm	56	838	(93%)
Net Earnings	$545	$1,874	(71%)	$6,742	$6,803	(1%)
Earnings per common share: (1)
Basic	$0.02	$0.06	(67%)	$0.21	$0.22	(5%)
Diluted	$0.02	$0.06	(67%)	$0.21	$0.22	(5%)

Weighted average number of common shares outstanding:
Basic	32,165	31,144		31,747	30,950
Diluted	32,688	31,452		32,367	31,378

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2020	2019	Pct Chg.	2020	2019	Pct Chg.
NON-GAAP Operating Earnings:
Operating Income (GAAP Basis)	$1,589	$1,013	57%	$6,048	$5,276	15%
Amortization of acquisition-related intangibles	311	597	(48%)	1,600	2,387	(33%)
Stock-based compensation	517	445	16%	2,027	1,751	16%
NON-GAAP Operating Earnings:	2,417	2,055	18%	9,675	9,414	3%

Non-GAAP Operating Earnings, as a % of revenue	8%	8%		8%	9%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2020	2019	Pct Chg.	2020	2019	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$545	$1,874	(71%)	$6,742	$6,803	(1%)
Income Tax (Benefit)/Expense	(421)	414	nm	56	838	(93%)
Interest (Expense)/Income & Other, Net	1,465	(1,275)	nm	(750)	(2,365)	(68%)
Amortization of intangibles	1,637	1,831	(11%)	7,471	7,015	7%
Depreciation	156	217	(28%)	632	704	(10%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,382	3,061	10%	14,151	12,995	9%

Stock-based compensation	517	445	16%	2,027	1,751	16%
Adjusted EBITDA	$3,899	$3,506	11%	$16,178	$14,746	10%

EBITDA, as a percentage of revenues	12%	12%		12%	12%

Adjusted EBITDA, as a percentage of revenues	13%	13%		14%	14%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2020	2019	Pct Chg.	2020	2019	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$545	$1,874	(71%)	$6,742	$6,803	(1%)
Amortization of acquisition-related intangibles (2)	267	490	(46%)	1,385	2,125	(35%)
Stock-based compensation (2)	443	365	21%	1,752	1,561	12%
Adjusted Net Earnings	$1,255	$2,729	(54%)	$9,879	$10,489	(6%)

Adjusted non-GAAP diluted earnings per share	$0.04	$0.09	(56%)	$0.31	$0.33	(6%)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2020	2019	Pct Chg.	2020	2019	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.02	$0.06	(67%)	$0.21	$0.22	(5%)
Amortization of acquisition-related intangibles (2)	0.01	0.02	(50%)	0.05	0.06	(17%)
Stock-based compensation (2)	0.01	0.01	0%	0.05	0.05	0%
Adjusted Net Earnings	0.04	$0.09	(56%)	0.31	$0.33	(6%)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2020	2019	Pct Chg.	2020	2019	Pct Chg.
Amortization of acquisition-related intangibles
Cost of license	$258	$500	(48%)	$1,316	$2,000	(34%)
Operating expenses	53	97	(45%)	284	387	(27%)
Total amortization of acquisition-related intangibles	$311	$597	(48%)	$1,600	$2,387	(33%)

Stock-based compensation
Cost of revenues	$43	$28	54%	$137	$124	10%
Research and development	41	33	24%	158	131	21%
Sales and marketing	51	75	(32%)	311	264	18%
General and administrative	382	309	24%	1,421	1,232	15%
Total stock-based compensation	$517	$445	16%	$2,027	$1,751	16%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.02 and $0.22 for the three and twelve months ended April 30, 2020, respectively. Diluted per share for Class B shares under the two-class method are $0.06 and $0.22 for the three and twelve months ended April 30, 2019, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three and twelve month periods ended April 30, 2020 of 14.3% and 13.5%, respectively and 17.9% and 14.0% three and twelve month periods ended April 30, 2019, respectively.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	April 30,	April 30,
	2020	2019

Cash and Cash Equivalents	$79,814	$61,288
Short-term Investments	14,161	24,710
Accounts Receivable:
Billed	22,582	18,819
Unbilled	2,425	1,475
Total Accounts Receivable, net	25,007	20,294
Prepaids & Other	6,684	6,210
Current Assets	125,666	112,502

Investments - Non-current	701	2,484

PP&E, net	3,373	3,585
Capitalized Software, net	8,362	11,063
Goodwill	25,888	25,888
Other Intangibles, net	1,132	2,732
Deferred Sales Commissions - Non-current	2,177	1,546
Lease Right of Use Assets	2,053	-
Other Non-current Assets	1,941	1,510
Total Assets	$171,293	$161,310

Accounts Payable	$1,643	$2,448
Accrued Compensation and Related costs	6,160	2,561
Dividend Payable	3,547	3,434
Operating Lease Obligation - Current	763	-
Other Current Liabilities	643	1,375
Deferred Revenues - Current	34,227	33,283
Current Liabilities	46,983	43,101

Operating Lease Obligation - Non-current	1,424	-
Deferred Tax Liability - Non-current	2,897	3,514
Other Long-term Liabilities	92	88
Long-term Liabilities	4,413	3,602

Total Liabilities	51,396	46,703

Shareholders' Equity	119,897	114,607

Total Liabilities & Shareholders' Equity	$171,293	$161,310

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Twelve Months Ended
	April 30,
	2020	2019

Net cash provided by operating activities	$25,506	$23,930

Capitalized computer software development costs	(3,170)	(5,961)
Purchases of property and equipment, net of disposals	(420)	(1,252)

Net cash used in investing activities	(3,590)	(7,213)

Dividends paid	(13,938)	(13,590)
Proceeds from exercise of stock options	10,548	5,367

Net cash used in financing activities	(3,390)	(8,223)

Net change in cash and cash equivalents	18,526	8,494
Cash and cash equivalents at beginning of period	61,288	52,794

Cash and cash equivalents at end of period	$79,814	$61,288

Contacts

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477